Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Smith Barney Money Funds, Inc.:

We consent to the use of our report, incorporated herein by reference, dated February 26, 2007, for Cash Portfolio and Government Portfolio, each a series of Smith Barney Money Funds, Inc., as of December 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 16, 2007